UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 22, 2015

Date of Report (Date of earliest event reported)

MULTIMEDIA PLATFORMS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

2929 East Commercial Blvd., Suite Ph-D

Fort Lauderdale, Florida 33308

(Address of Principal Executive Offices) (Zip Code)

954-440-4678

(Registrant's telephone number, including area code)

Sports Media Entertainment Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On January 9, 2014, the Registrant entered into a Share Exchange Agreement (the “Share Exchange Agreement”), with Multimedia Platforms, LLC, a Florida Limited Liability Corporation ("MMP"), all the members of MMP (the "Members"), and Harrison Holdings, LLC and Amalfi Coast Capital (collectively, the "Debt Holders"). The closing of the Share Exchange Agreement is pending upon certain closing conditions.

Pursuant to the Share Exchange Agreement, the Registrant shall (i) issue to the Debt Holders a total of 4,000,000 shares of Series B Convertible Preferred stock in exchange for all the indebtedness of the Company totaling approximately $677,000 as of September 30, 2014; and (ii) issue 21,320,832 shares of common stock and 34,390,199 shares of Series A Convertible Preferred stock to the Members in exchange for 100% of the Members’ interests in MMP. The aforementioned share issuances will be on a post-split basis (the Company effected a one-for-thirty reverse stock split (See Item 5.03 below)) and represents 93.4% of the total issued and outstanding shares of common stock of the Registrant post-closing.

MMP is based in Fort Lauderdale and is a Content Delivery Multimedia Technology Publishing Company. With over 50 years of combined publishing experience in both national and regional publications, MMP has developed a technology suite that serves the needs of online and print publishers and their advertisers. To date, MMP has developed two global online platforms and produces two regional print publications.

At the closing of the Share Exchange Agreement, Timothy Hart will resign from the position as Interim Director and Interim Chief Executive Officer and new appointments will be made as agreed by MMP.

Item 3.02 - Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

On December 17, 2014, the Company issued 25,000,000 shares of restricted common stock (pre-split) to Timothy Hart, Interim Director and Interim Chief Executive Officer.

The foregoing securities were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act.

Item 5.01 - Changes In Control of Registrant

On December 17, 2014, the Company issued 25,000,000 shares of restricted common stock (pre-split) to Timothy Hart, Interim Director and Interim Chief Executive Officer. As a result, Mr. Hart held 55.5% of the issued and outstanding common stock of the Company, or 25,000,000 of a total of 45,073,750 shares outstanding on a pre-split basis (approximately 1,502,459 shares on a post-split basis).

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 16, 2015, the Company, with the approval of its board of directors and its majority shareholders by written consent in lieu of a meeting, filed a Certificate of Amendment and Certificate of Change (collectively, the “Amendments”) with the Secretary of State of Nevada. As a result of the Amendments, the Company (i) changed its name to Multi Media Platforms, Inc. (the “Name Change”), (ii) authorized a 1:30 (one-for-thirty) reverse-split (the “Reverse Split”) of its issued and authorized common shares, (iii) authorized 40,000,000 Series A Preferred Stock, par value $0.001, and (iv) authorized 4,000,000 Series B Preferred Stock, par value $0.001.

The Company has submitted an Issuer Company-Related Action Notification Form to FINRA regarding the Name Change and Forward Stock Split. FINRA approved the Name Change and Forward Stock Split and was made effective 16 January 2015.

The following description is qualified in its entirety by the Amendments, which are attached as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3 and Exhibit 3.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Stock Split

The Reverse Split was effective as of 5:00 p.m. Eastern time on January 15, 2015. The Amendment provides that at the effective time of the Reverse Split, every thirty shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, with no change in the $0.001 par value per share. The Reverse Split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. No fractional shares will be issued as a result of the Reverse Split. Instead, all fractional shares will be rounded up, so that a holder of pre-split shares will receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. No cash payment will be made to reduce or eliminate any fractional share interest. In addition, the Amendment correspondingly affirmed the number of authorized shares of common stock to be 300 million.

Immediately prior to the effectiveness of the Amendment, we had a total of 45,023,750 shares of common stock outstanding. As a result of the Amendment, the 45,023,750 shares of common stock outstanding have been reduced to approximately 1,504,459 shares of common stock.

Holders of shares of our common stock are not required to exchange their certificates representing shares of common stock held prior to the Reverse Stock Split for new certificates representing shares of common stock resulting from the Reverse Stock Split. If, however, a stockholder wishes to exchange such stockholder’s certificates, the stockholder may do so by surrendering its certificate to our transfer agent with a request for a replacement certificate and the appropriate stock transfer fee.

The Company’s transfer agent is: Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, Telephone (801) 274-1088.

Series A Convertible Preferred Stock

On January 21, 2015, the Company filed, with the Secretary of State of the State of Nevada, a Certificate of Designation (the "COD") authorizing a new series of Series A Preferred Stock (the "Series A Preferred").

The COD authorized 34,390,199 shares of Series A Preferred stock. Each share of Series A Preferred shall: (i) have a par value of $0.001 per share, (ii) rank on parity with the Company's common stock and any class of series of capital stock hereafter created, and (iii) be convertible into one share of common stock at the option of the holder until January 1, 2017 after which the right to convert to common stock ceases. Holders of the Series A Preferred are entitled to vote on all matters submitted to the Company's stockholders and are entitled to such number of votes as is equal to the number of shares of Series A Preferred stock such holder owns. The holders of Series A Preferred stock are not entitled to any dividends declared by the Company nor do such holders have any liquidation preferences or any other asset distribution rights as it relates to the Company.

Effective on January 21, 2015, with the filing of the amendment to the Company's Articles of Incorporation with the Nevada Secretary of State, specifically a Certificate of Designation, the Company amended its Articles of Incorporation to designate 34,390,199 shares of its authorized preferred stock as Series A Preferred Stock with specific rights and preferences.

Series B Convertible Preferred Stock

On January 21, 2015, the Company filed, with the Secretary of State of the State of Nevada, a Certificate of Designation (the "COD") authorizing a new series of Series B Preferred Stock (the "Series A Preferred").

The COD authorized 4,000,000 shares of Series B Preferred stock. Each share of Series A Preferred shall: (i) have a par value of $0.001 per share, (ii) rank on parity with the Company's common stock and any class of series of capital stock hereafter created, but not higher than the Series A Convertible Preferred Stock, and (iii) be convertible into one share of common stock at the option of the holder until January 1, 2017 after which the right to convert to common stock ceases. Holders of the Series B Preferred have no voting rights, are not entitled to any dividends declared by the Company or have any liquidation preferences or any other asset distribution rights as it relates to the Company.

Effective on January 21, 2015, with the filing of the amendment to the Company's Articles of Incorporation with the Nevada Secretary of State, specifically a Certificate of Designation, the Company amended its Articles of Incorporation to designate 4,000,000 shares of its authorized preferred stock as Series B Preferred Stock with specific rights and preferences.

Item 7.01 - Regulation FD Disclosure

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

Section 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
1.1	Share Exchange Agreement
3.1	Certificate of Change for Reverse Split
3.2	Certificate of Amendment to Articles of Incorporation changing name from Sports Media Entertainment Corp. to Multimedia Platforms, Inc.
3.3	Certificate of Designation of Series A Convertible Preferred Stock as filed with the Nevada Secretary of State, filed January 21, 2015
3.4	Certificate of Designation of Series B Convertible Preferred Stock as filed with the Nevada Secretary of State, filed January 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA PLATFORMS INC.

Date: January 22, 2015	By:	/s/ Timothy S. Hart
	Name:	Timothy S. Hart
	Title:	Director, Interim Chief Executive Officer and Chief Financial Officer